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                                                                    Exhibit 23.2


The Board of Directors
BBJ Environmental Technologies, Inc.
 and Subsidiaries


                         Independent Auditor's Consent


     We consent to the inclusion in this Registration Statement on Form SB-2 of the Report dated February 4, 2000 with respect to our audit of the financial statement of BBJ Environmental Solutions, Inc. as of December 31, 1999 and 1998 for the years then ended and for the period from August 25, 1993 (inception) to December 31, 1999. We also consent to the reference to our firm under the caption "Experts" in such Registration Statement.


Dated: February 6, 2001



               /s/ KIRKLAND, RUSS, MURPHY & TAPP, CPA'S